Exhibit 99.1

ELECTRONIC ARTS REPORTS

Q3 FY15 FINANCIAL RESULTS

Q3 Net Revenue and EPS Results Exceed Guidance
Fiscal Year 2015 Net Revenue and EPS Guidance Raised
Achieved Record Cash Flow for a Calendar Year Period

REDWOOD CITY, CA - January 27, 2015 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its third fiscal quarter ended December 31, 2014.

“Electronic Arts delivered amazing experiences to our players in Q3, from the award-winning Dragon Age: Inquisition to SimCity BuildIt to our live services for FIFA, Madden NFL and more,” said Chief Executive Officer Andrew Wilson. “Great execution with our leading IP, new mobile hits and continued strength in our catalogue of top games and services were the foundation for an excellent performance in Q3.”

“EA has driven another quarter of record-breaking financials,” said Chief Financial Officer Blake Jorgensen.  “Our ongoing digital transformation, including live services like EA SPORTS Ultimate Team, coupled with ongoing cost discipline, enables us to deliver consistent cash flow and earnings growth.”

News and ongoing updates regarding EA and our games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics:

•
Calendar year 2014 EA was the #1 publisher on PlayStation®4 and Xbox One consoles in the world, driven by the success of Dragon Age™: Inquisition, FIFA 15, NHL®15, Madden NFL 15, EA SPORTSTM UFC®, TitanfallTM, Battlefield 4TM, and FIFA 14.

•	SimCity™ BuildIt just launched in December and has already achieved 22 million downloads to date and has reached the top 5 iOS game downloads in more than 100 countries.

•
Dragon Age: Inquisition captivated fans and critics worldwide and it quickly became the most successful launch in BioWare™ history in addition to being named to more than 200 “Game of the Year” lists. The single player campaign alone has been enjoyed for more than 113 million hours.

•	Monthly active users for EA’s mobile titles averaged more than 160 million in Q3.

•
EA’s mobile sports games continue to engage players, with Madden NFL Mobile and FIFA 15 Ultimate Team™ together averaging 45% more monthly active players through Q3 compared to our previous iterations in the same period last year.

Selected Financial Highlights:
*On a non-GAAP basis

•	For the quarter, net revenue* of $1.428 billion was above our guidance of $1.275 billion. Diluted earnings per share* of $1.22 was above our guidance of $0.90.

•
On a trailing twelve month basis, EA had net revenue* of $4.337 billion of which a record $2.178 billion was digital* (more than half for the first time ever), net income* of $833 million and operating cash flow of $1.150 billion (a record for a calendar year).

•	EA raised fiscal 2015 net revenue* guidance from $4.175 billion to $4.253 billion and diluted EPS* guidance from $2.05 to $2.35 per share.

•	Net revenue* for EA’s FIFA, Madden NFL and Hockey Ultimate Team services continued to grow, collectively up 82% year-over-year.

•	EA repurchased 2.5 million shares in Q3 for $97 million, pursuant to the $750 million share repurchase program initiated in May 2014.

(in millions of $, except per share amounts)	Quarter Ended 12/31/14	Quarter Ended 12/31/13
GAAP Digital Net Revenue	$541	$410
GAAP Packaged Goods and Other Net Revenue	585	398
GAAP Total Net Revenue	$1,126	$808

Non-GAAP Digital Net Revenue	$693	$517
Non-GAAP Packaged Goods and Other Net Revenue	735	1,055
Non-GAAP Total Net Revenue	$1,428	$1,572

GAAP Net Income (Loss)	$142	$(308)
Non-GAAP Net Income	388	398
GAAP Diluted Earnings/(Loss) Per Share	0.44	(1.00)
Non-GAAP Diluted Earnings Per Share	1.22	1.26

Operating Cash Flow	$682	$685

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $)	TTM Ended 12/31/14	TTM Ended 12/31/13
GAAP Net Revenue	$4,453	$3,661
GAAP Net Income (Loss)	847	(36)
Non-GAAP Net Revenue	4,337	4,147
Non-GAAP Net Income	833	551

Operating Cash Flow	$1,150	$664

Business Outlook as of January 27, 2015

The following forward-looking statements, as well as those made above, reflect expectations as of January 27, 2015. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2015 Expectations - Ending March 31, 2015

•	GAAP net revenue is expected to be approximately $4.485 billion.

•	Non-GAAP net revenue is expected to be approximately $4.253 billion.

•	GAAP diluted earnings per share is expected to be approximately $2.57.

•	Non-GAAP diluted earnings per share is expected to be approximately $2.35.

•
The Company estimates a share count of 324 million for purposes of calculating fiscal year 2015 GAAP diluted earnings per share and 320 million for purposes of calculating fiscal year 2015 non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share differs from GAAP due to the inclusion of the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the impact of the following items (estimate in millions) from expected GAAP net income:

Change in deferred net revenue (online-enabled games)	$(232)
Income tax adjustments	(198)
College football settlement expenses	(5)
Amortization of debt discount	22
Acquisition-related expenses	63
Loss on licensed intellectual property commitment	122
Stock-based compensation	148
Expected Impact on Non-GAAP Net Income (net)	$(80)

Fourth Quarter Fiscal Year 2015 Expectations - Ending March 31, 2015

•	GAAP net revenue is expected to be approximately $1.155 billion.

•	Non-GAAP net revenue is expected to be approximately $830 million.

•	GAAP earnings per share is expected to be approximately $1.07.

•	Non-GAAP diluted earnings per share is expected to be approximately $0.22.

•
The Company estimates a share count of 329 million for purposes of calculating fourth quarter fiscal year 2015 GAAP diluted earnings per share, and 322 million for non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share differs from GAAP due to the inclusion of the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the impact of the following items (estimate in millions) from expected GAAP net income:

Change in deferred net revenue (online-enabled games)	$(325)
Income tax adjustments	(19)
Amortization of debt discount	6
Acquisition-related expenses	16
Stock-based compensation	40
Expected Impact on Non-GAAP Net Income (net)	$(282)

Conference Call and Supporting Documents

Electronic Arts will host a conference call on January 27, 2015 at 2:00 pm PT (5:00 pm ET) to review its results for the third quarter ended December 31, 2014 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 888-469-0955 (domestic) or 312-470-7475 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until February 10, 2015 at 800-841-4034 (domestic) or 203-369-3360 (international). An audio webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted earnings (loss) per share and non-GAAP diluted shares. These non-GAAP financial measures exclude the following items (other than Shares from Convertible Bond Hedge, which are included), as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

▪	Acquisition-related expenses

▪	Amortization of debt discount

▪	Change in deferred net revenue (online-enabled games)

▪	College football settlement expenses

▪	Income tax adjustments

▪	Loss (gain) on strategic investments

▪	Loss on licensed intellectual property commitment (COGS)

▪	Restructuring charges

▪	Shares from Convertible Bond Hedge

▪	Stock-based compensation

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. The Company’s management team is evaluated on the basis of non-GAAP financial measures and these measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. When analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management excludes the effect of this amortization in its non-GAAP financial measures.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online service included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

College Football Settlement Expenses. During fiscal 2014, Electronic Arts recognized a $48 million charge for expected litigation settlement and license expenses related to our college football business. This expense is excluded from our non-GAAP financial measures.
Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team.  Prior to April 1, 2013, a 28 percent tax rate was applied to its non-GAAP financial results.  Based on a re-evaluation of its fixed, long-term projected tax rate, beginning in fiscal year 2014, the Company has applied a tax rate of 25 percent to its non-GAAP financial results.

Loss (gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments from its non-GAAP financial measures.

Loss on Licensed Intellectual Property Commitment. During the first quarter of fiscal 2015, Electronic Arts terminated its right to utilize certain intellectual property that the Company had previously licensed and we incurred a loss of $122 million on the corresponding license commitment. This expense is excluded from our non-GAAP financial measures.
Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Shares from Convertible Bond Hedge.  In July 2011, the Company issued convertible senior notes that mature in July 2016 (the “Notes”) with an initial conversion price of approximately $31.74 per share.  When the quarterly average trading price of EA’s common stock is above $31.74 per share, the potential conversion of the Notes has a dilutive impact on the Company’s earnings per share.  At the time the Notes were issued, the Company entered into convertible note hedge transactions (the “Convertible Bond Hedge”) to offset the dilutive effect of the Notes.  The Company includes the anti-dilutive effect of the Convertible Bond Hedge in determining its non-GAAP dilutive shares.
Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2015 guidance information under the heading “Business Outlook,” contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014.

These forward-looking statements are current as of January 27, 2015. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2014.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2014.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company delivers games, content and online services for Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players around the world.

In fiscal year 2014, EA posted GAAP net revenue of $3.6 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality blockbuster brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Ultimate Team, SimCity, BioWare, Battlefield 4, Battlefield, Battlefield Hardline, The Sims, Dragon Age, and Plants vs. Zombies are trademarks of Electronic Arts Inc. and its subsidiaries. Titanfall is a trademark of Respawn Entertainment, LLC. UFC® is a registered trademark, trademark, trade dress or service mark owned exclusively by Zuffa, LLC and affiliated entities in the United States and other jurisdictions. John Madden, NFL, NHL and FIFA are the property of their respective owners and used with permission. “PlayStation” is a registered trademark of Sony Computer Entertainment Inc.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Senior Director, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2014	2013		2014	2013
Net revenue
Product	$606	$485		$1,899	$1,378
Service and other	520	323		1,431	1,074
Total net revenue	1,126	808		3,330	2,452
Cost of revenue
Product	300	438		899	909
Service and other	101	79	296	296	215
Total cost of revenue	401	517		1,195	1,124
Gross profit	725	291		2,135	1,328
Operating expenses:
Research and development	283	275		809	836
Marketing and sales	169	214		482	525
General and administrative	107	91		287	305
Acquisition-related contingent consideration	—	—		(2)	(37)
Amortization of intangibles	4	4		11	12
Restructuring and other	—	(1)		—	(2)
Total operating expenses	563	583		1,587	1,639
Operating income (loss)	162	(292)		548	(311)
Interest and other income (expense), net	(6)	(6)		(20)	(19)
Income (loss) before provision for income taxes	156	(298)		528	(330)
Provision for income taxes	14	10		48	29
Net income (loss)	$142	$(308)		$480	$(359)
Earnings (loss) per share
Basic	$0.46	$(1.00)		$1.54	$(1.17)
Diluted	$0.44	$(1.00)		$1.49	$(1.17)
Number of shares used in computation
Basic	311	309		312	307
Diluted	323	309		322	307

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net revenue, gross profit, operating income (loss), net income (loss) and number of diluted shares as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and number of non-GAAP diluted shares.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Net revenue
GAAP net revenue	$1,126	$808	$3,330	$2,452
Change in deferred net revenue (online-enabled games)	302	764	93	655
Non-GAAP net revenue	$1,428	$1,572	$3,423	$3,107
Gross profit
GAAP gross profit	$725	$291	$2,135	$1,328
Acquisition-related expenses	12	16	38	45
Change in deferred net revenue (online-enabled games)	302	764	93	655
Loss on licensed intellectual property commitment (COGS)	—	—	122	—
Stock-based compensation	1	—	2	1
Non-GAAP gross profit	$1,040	$1,071	$2,390	$2,029
Operating income (loss)
GAAP operating income (loss)	$162	$(292)	$548	$(311)
Acquisition-related expenses	16	20	47	20
Change in deferred net revenue (online-enabled games)	302	764	93	655
Loss on licensed intellectual property commitment (COGS)	—	—	122	—
College football settlement expenses	—	—	(5)	40
Restructuring and other	—	(1)	—	(2)
Stock-based compensation	39	40	108	111
Non-GAAP operating income	$519	$531	$913	$513
Net Income (loss)
GAAP net income (loss)	$142	$(308)	$480	$(359)
Acquisition-related expenses	16	20	47	20
Amortization of debt discount	5	6	16	16
Change in deferred net revenue (online-enabled games)	302	764	93	655
Loss on licensed intellectual property commitment (COGS)	—	—	122	—
College football settlement expenses	—	—	(5)	40
Restructuring and other	—	(1)	—	(2)
Stock-based compensation	39	40	108	111
Income tax adjustments	(116)	(123)	(180)	(99)
Non-GAAP net income	$388	$398	$681	$382
Non-GAAP earnings per share
Basic	$1.25	$1.29	$2.18	$1.24
Diluted	$1.22	$1.26	$2.13	$1.21
Number of shares
GAAP & Non-GAAP Basic	311	309	312	307
GAAP Diluted	323	309	322	307
GAAP loss position[1]	—	8	—	8
Shares from convertible bond hedge	(4)	—	(2)	—
Non-GAAP Diluted	319	317	320	315

1Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable through stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive. In the three and nine months ended December 31, 2013, EA incurred a GAAP loss but a non-GAAP profit; therefore 8 million shares related to the stock-based compensation plans are excluded from the GAAP diluted share count but are included in the non-GAAP diluted share count.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	December 31, 2014	March 31, 2014 [2]
ASSETS
Current assets:
Cash and cash equivalents	$2,166	$1,782
Short-term investments	774	583
Receivables, net of allowances of $189 and $186, respectively	488	327
Inventories	39	56
Deferred income taxes, net	57	74
Other current assets	230	316
Total current assets	3,754	3,138
Property and equipment, net	461	510
Goodwill	1,718	1,723
Acquisition-related intangibles, net	127	177
Deferred income taxes, net	6	28
Other assets	101	140
TOTAL ASSETS	$6,167	$5,716
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77	$119
Accrued and other current liabilities	813	781
Deferred net revenue (online-enabled games)	1,583	1,490
0.75% convertible senior notes due 2016, net	596	—
Total current liabilities	3,069	2,390
0.75% convertible senior notes due 2016, net	—	580
Income tax obligations	88	189
Deferred income taxes, net	85	18
Other liabilities	201	117
Total liabilities	3,443	3,294
0.75% convertible senior notes due 2016, net	37	—

Common stock	3	3
Paid-in capital	2,152	2,353
Retained earnings	509	29
Accumulated other comprehensive income	23	37
Total stockholders’ equity	2,687	2,422
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,167	$5,716

2 Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
OPERATING ACTIVITIES
Net income (loss)	$142	$(308)	$480	$(359)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	53	58	165	170
Stock-based compensation	39	40	108	111
Acquisition-related contingent consideration	—	—	(2)	(37)
Net loss on investment	—	1	—	1
Change in assets and liabilities:
Receivables, net	332	68	(176)	(210)
Inventories	27	3	16	(12)
Other assets	(1)	9	137	17
Accounts payable	(112)	(64)	(29)	13
Accrued and other liabilities	(105)	112	68	75
Deferred income taxes, net	5	2	9	7
Deferred net revenue (online-enabled games)	302	764	93	655
Net cash provided by operating activities	682	685	869	431
INVESTING ACTIVITIES
Capital expenditures	(15)	(28)	(63)	(81)
Proceeds from maturities and sales of short-term investments	168	81	520	331
Purchase of short-term investments	(180)	(79)	(717)	(270)
Acquisition of subsidiaries, net of cash acquired	—	—	—	(5)
Net cash used in investing activities	(27)	(26)	(260)	(25)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	5	1	31	51
Excess tax benefit from stock-based compensation	2	—	16	—
Repurchase and retirement of common stock	(97)	—	(242)	—
Acquisition-related contingent consideration payment	—	—	—	(1)
Net cash provided by (used in) financing activities	(90)	1	(195)	50
Effect of foreign exchange on cash and cash equivalents	(23)	(4)	(30)	(2)
Increase in cash and cash equivalents	542	656	384	454
Beginning cash and cash equivalents	1,624	1,090	1,782	1,292
Ending cash and cash equivalents	$2,166	$1,746	$2,166	$1,746

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY14	FY14	FY15	FY15	FY15	Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	808	1,123	1,214	990	1,126	39%
Change in deferred net revenue (online-enabled games)	764	(209)	(439)	230	302
Non-GAAP net revenue	1,572	914	775	1,220	1,428	(9%)
Gross profit
GAAP gross profit	291	900	847	563	725	149%
Acquisition-related expenses	16	15	14	12	12
Change in deferred net revenue (online-enabled games)	764	(209)	(439)	230	302
Loss on licensed intellectual property commitment (COGS)	—	—	122	—	—
Stock-based compensation	—	1	—	1	1
Non-GAAP gross profit	1,071	707	544	806	1,040	(3%)
GAAP gross profit % (as a % of GAAP net revenue)	36%	80%	70%	57%	64%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	68%	77%	70%	66%	73%
Operating income (loss)
GAAP operating income (loss)	(292)	344	362	24	162	155%
Acquisition-related expenses	20	21	16	15	16
Change in deferred net revenue (online-enabled games)	764	(209)	(439)	230	302
Loss on licensed intellectual property commitment (COGS)	—	—	122	—	—
College football settlement expenses	—	8	(5)	—	—
Restructuring and other	(1)	1	—	—	—
Stock-based compensation	40	39	29	40	39
Non-GAAP operating income	531	204	85	309	519	(2%)
GAAP operating income (loss) % (as a % of GAAP net revenue)	(36%)	31%	30%	2%	14%
Non-GAAP operating income % (as a % of non-GAAP net revenue)	34%	22%	11%	25%	36%
Net income (loss)
GAAP net income (loss)	(308)	367	335	3	142	146%
Acquisition-related expenses	20	21	16	15	16
Amortization of debt discount	6	5	5	6	5
Change in deferred net revenue (online-enabled games)	764	(209)	(439)	230	302
Loss on licensed intellectual property commitment (COGS)	—	—	122	—	—
College football settlement expenses	—	8	(5)	—	—
Restructuring and other	(1)	1	—	—	—
Stock-based compensation	40	39	29	40	39
Income tax adjustments	(123)	(80)	(2)	(62)	(116)
Non-GAAP net income	398	152	61	232	388	(3%)
GAAP net income (loss) % (as a % of GAAP net revenue)	(38%)	33%	28%	—	13%
Non-GAAP net income % (as a % of non-GAAP net revenue)	25%	17%	8%	19%	27%
Diluted earnings (loss) per share
GAAP earnings (loss) per share	(1.00)	1.15	1.04	0.01	0.44	144%
Non-GAAP earnings per share	1.26	0.48	0.19	0.73	1.22	(3%)
Number of diluted shares used in computation
GAAP	309	319	322	322	323
Non-GAAP	317	319	321	319	319

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY14	FY14	FY15	FY15	FY15	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography net revenue
North America	338	474	522	433	473	40%
International	470	649	692	557	653	39%
Total GAAP net revenue	808	1,123	1,214	990	1,126	39%
North America	352	(63)	(201)	51	152
International	412	(146)	(238)	179	150
Change in deferred net revenue (online-enabled games)	764	(209)	(439)	230	302
North America	690	411	321	484	625	(9%)
International	882	503	454	736	803	(9%)
Total Non-GAAP net revenue	1,572	914	775	1,220	1,428	(9%)
North America	42%	42%	43%	44%	42%
International	58%	58%	57%	56%	58%
Total GAAP net revenue %	100%	100%	100%	100%	100%
North America	44%	45%	41%	40%	44%
International	56%	55%	59%	60%	56%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

Net revenue composition
Packaged goods and other[3]	398	632	678	482	585	47%
Full game downloads	61	93	107	83	108
Extra content	185	212	225	212	210
Subscriptions, advertising and other	67	71	81	91	102
Mobile[4]	97	115	123	122	121
Total Digital	410	491	536	508	541	32%
Total GAAP net revenue	808	1,123	1,214	990	1,126	39%
Packaged goods and other[3]	657	(268)	(385)	285	150
Full game downloads	54	22	(36)	11	32
Extra content	28	31	(14)	(59)	104
Subscriptions, advertising and other	(1)	(2)	(1)	—	(2)
Mobile[4]	26	8	(3)	(7)	18
Total Digital	107	59	(54)	(55)	152
Change in deferred net revenue (online-enabled games)	764	(209)	(439)	230	302
Packaged goods and other[3]	1,055	364	293	767	735	(30%)
Full game downloads	115	115	71	94	140
Extra content	213	243	211	153	314
Subscriptions, advertising and other	66	69	80	91	100
Mobile[4]	123	123	120	115	139
Total Digital	517	550	482	453	693	34%
Total Non-GAAP net revenue	1,572	914	775	1,220	1,428	(9%)
Packaged goods and other[3]	49%	56%	56%	49%	52%
Full game downloads	8%	8%	9%	8%	9%
Extra content	23%	19%	19%	21%	19%
Subscriptions, advertising and other	8%	6%	7%	9%	9%

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY14	FY14	FY15	FY15	FY15	Change
Mobile[4]	12%	11%	9%	13%	11%
Total Digital	51%	44%	44%	51%	48%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Packaged goods and other[3]	67%	40%	38%	63%	51%
Full game downloads	7%	13%	9%	8%	10%
Extra content	14%	27%	27%	13%	22%
Subscriptions, advertising and other	4%	7%	10%	7%	7%
Mobile[4]	8%	13%	16%	9%	10%
Total Digital	33%	60%	62%	37%	49%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

3 Packaged goods and other includes distribution which was previously presented separately through Q4-FY14.
4 Handheld revenue is included within each respective category of Full game downloads, Extra content and Subscriptions, advertising and other. Handheld revenue was previously grouped with Mobile and presented as Mobile and handheld through Q4-FY14.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY14	FY14	FY15	FY15	FY15	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform net revenue
Xbox One, PLAYSTATION 4	24	172	293	317	427	1,679%
Xbox 360, PLAYSTATION 3	425	562	543	308	306	(28%)
Other consoles	10	5	3	6	9	(10%)
Total consoles	459	739	839	631	742	62%
PC / Browser	210	238	231	208	218	4%
Mobile	97	115	123	123	122	26%
Other	42	31	21	28	44	5%
Total GAAP net revenue	808	1,123	1,214	990	1,126	39%
Xbox One, PLAYSTATION 4	368	133	(95)	117	166
Xbox 360, PLAYSTATION 3	282	(316)	(268)	63	106
Other consoles	—	(1)	—	(1)	—
Total consoles	650	(184)	(363)	179	272
PC / Browser	86	(31)	(67)	56	13
Mobile	27	7	(3)	(6)	17
Other	1	(1)	(6)	1	—
Change in deferred net revenue (online-enabled games)	764	(209)	(439)	230	302
Xbox One, PLAYSTATION 4	392	305	198	434	593	51%
Xbox 360, PLAYSTATION 3	707	246	275	371	412	(42%)
Other consoles	10	4	3	5	9	(10%)
Total consoles	1,109	555	476	810	1,014	(9%)
PC / Browser	296	207	164	264	231	(22%)
Mobile	124	122	120	117	139	12%
Other	43	30	15	29	44	2%
Total Non-GAAP net revenue	1,572	914	775	1,220	1,428	(9%)
Xbox One, PLAYSTATION 4	2%	16%	24%	32%	38%
Xbox 360, PLAYSTATION 3	53%	50%	45%	31%	27%
Other consoles	1%	—	—	1%	1%
Total consoles	56%	66%	69%	64%	66%
PC / Browser	26%	21%	19%	21%	19%
Mobile	12%	10%	10%	12%	11%
Other	6%	3%	2%	3%	4%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Xbox One, PLAYSTATION 4	25%	34%	26%	36%	41%
Xbox 360, PLAYSTATION 3	45%	27%	35%	30%	29%
Other consoles	1%	—	—	—	1%
Total consoles	71%	61%	61%	66%	71%
PC / Browser	19%	23%	21%	22%	16%
Mobile	8%	13%	15%	10%	10%
Other	2%	3%	3%	2%	3%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY14	FY14	FY15	FY15	FY15	Change
CASH FLOW DATA
Operating cash flow	685	281	4	183	682	—
Operating cash flow - TTM	664	712	964	1,153	1,150	73%
Capital expenditures	28	16	27	21	15	(46%)
Capital expenditures - TTM	106	97	95	92	79	(25%)
BALANCE SHEET DATA
Cash and cash equivalents	1,746	1,782	1,554	1,624	2,166	24%
Short-term investments	324	583	762	764	774	139%
Cash and cash equivalents, and short-term investments	2,070	2,365	2,316	2,388	2,940	42%
Receivables, net	526	327	219	829	488	(7%)
Inventories	55	56	37	67	39	(29%)
Deferred net revenue (online-enabled games)
End of the quarter	1,699	1,490	1,051	1,281	1,583	(7%)
Less: Beginning of the quarter	935	1,699	1,490	1,051	1,281
Change in deferred net revenue (online-enabled games)	764	(209)	(439)	230	302
STOCK-BASED COMPENSATION
Cost of revenue	—	1	—	1	1
Research and development	25	22	16	23	22
Marketing and sales	7	6	4	6	6
General and administrative	8	10	9	10	10
Total stock-based compensation	40	39	29	40	39